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                                                                    EXHIBIT 3(a)


                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of May 10, 1999 by and among ZS PUBCO I L.P., a Delaware limited partnership ("Buyer") and Paul Capital Partners V, L.P. ("Paul"), Paul Capital Partners V (Domestic Annex Fund), L.P. ("Domestic"), and Paul Capital Partners V International, L.P. (together with Paul and Domestic, the "Sellers", and each individually, a "Seller").

1.    PURCHASE AND SALE OF STOCK.

      (a) Upon the terms and subject to the conditions contained herein, each Seller hereby irrevocably agrees to sell, convey, transfer, assign and deliver to Buyer the number of shares of common stock, par value $.01 per share (the "Stock") of Kaye Group Inc. (the "Company") set forth below its name on the signature page hereto, and Buyer hereby agrees to acquire from the Sellers an aggregate of 439,849 (the "Shares") of the Stock at a price of $6.75 per share (the "Per Share Price"). The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022, at 10:00 a.m., local time, on the date that is ten (10) business days after the satisfaction or waiver of all conditions to closing contained in paragraph 2 below or such other time and/or place as the parties hereto otherwise agree (the "Closing Date").

      (b) At the Closing Buyer shall pay to each Seller an aggregate amount equal to the product of the number of Shares to be purchased on such date from such Seller and the Per Share Price (the "Purchase Price"), by cashier's or certified check or wire transfer of immediately available funds to an account or accounts designated by such Seller, and in consideration of the Purchase Price, Sellers shall deliver or cause to be delivered to the Buyer, certificates evidencing the number of Shares being purchased at such Closing free and clear of any and all liens, claims, pledges, charges, encumbrances or restrictions on transfer whatsoever, in each case duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank or by such other instruments for transfer as shall be reasonably acceptable to Buyer.

2. CLOSING CONDITIONS. The obligation of Buyer to purchase the Stock from Sellers hereunder is subject and conditioned upon the expiration of all applicable waiting periods, if any, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Buyer hereby agrees to use commercially reasonable efforts to obtain the approvals (or waivers) required hereunder and shall promptly file any such documents or provide such information as may be reasonably necessary to obtain such approvals (or waivers) and shall promptly respond to any inquiries from the relevant government officials with respect thereto.
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                                                                  EXECUTION COPY

3.    REPRESENTATIONS & WARRANTIES.

            (a) Sellers. As a material inducement to Buyer to purchase the Shares, each Seller hereby represents and warrants that: (i) this Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions; (ii) Seller is sophisticated in financial matters and is able to evaluate the risks and benefits of the sale of the Shares; Seller has determined that the sale of the Shares is suitable for the Seller, based upon its financial situation and needs, as well as its other securities holdings; (iii) Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of the Shares and has had full access to such other information concerning the Company and its subsidiaries and affiliates as he or it, as the case may be, has requested in order to evaluate the merits and risks inherent in selling the Shares; (iv) Seller has received and reviewed, or has had the opportunity to review, all reports and other documents filed by the Company with the Securities and Exchange Commission; and (v) Seller acknowledges that one or more affiliates of Buyer may be directors or officers of the Company, and Seller acknowledges and agrees that OTHER THAN THE REPRESENTATIONS SPECIFIED IN THIS AGREEMENT, NO PARTY HAS MADE NOR IS SELLER RELYING UPON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY TYPE, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE COMPANY'S PAST OR FUTURE PERFORMANCE, WHETHER POSITIVE OR NEGATIVE, OR AS TO THE CURRENT OR FUTURE VALUE OF THE SHARES. THE PARTIES AGREE THAT THE PER SHARE PRICE IS NOT BASED ON ANY CALCULATION OF THE COMPANY'S PAST OR FUTURE PERFORMANCE, BUT HAS BEEN AGREED BY THE PARTIES IN AN ARM'S LENGTH NEGOTIATION.

            (b) Buyer. As a material inducement to the Sellers to sell the Shares, Buyer hereby represents and warrants that: (i) this Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions; and (ii) except as provided herein, Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.    GENERAL PROVISIONS.

            (a) Confidentiality. Each of Buyer and each Seller agrees that neither it nor any of its directors, officers, employees, agents or affiliates, shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, or disclose the terms or existence of this Agreement to any third party, except to the extent required by applicable law, without the prior written consent of the other party hereto.

            (b) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Buyer, Sellers and their respective successors and assigns.
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                                                                  EXECUTION COPY

            (c) CHOICE OF LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THEN THE STATE OF NEW YORK.

            (d) Entire Agreement. This Agreement contains the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                                    * * * * *


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                                                                  EXECUTION COPY

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.

                                    ZS PUBCO I L.P.

                                    By: ZS PUBCO I L.L.C., its general partner


                                    By: /s/ Douglas A. Brown
                                        ------------------------------------
                                        Name: Douglas A. Brown
                                        Title: Manager

                                    PAUL CAPITAL PARTNERS V, L.P.


                                    By: /s/ Bryon T. Sheets
                                        ------------------------------------
                                        Name: Bryon T. Sheets, Manager
                                        Title: Paul Capital Management LLC,
                                               its General Partner

                                    Number of Shares transferred: 392,521


                                    PAUL CAPITAL PARTNERS V (DOMESTIC ANNEX
                                    FUND), L.P.


                                    By: /s/ Bryon T. Sheets
                                        ------------------------------------
                                        Name: Bryon T. Sheets, Manager
                                        Title: Paul Capital Management LLC,
                                               its General Partner

                                    Number of Shares transferred: 33,033


                                    PAUL CAPITAL PARTNERS V INTERNATIONAL, L.P.


                                    By: /s/ Bryon T. Sheets
                                        ------------------------------------
                                        Name: Bryon T. Sheets, Manager
                                        Title: Paul Capital Management LLC,
                                               its General Partner

                                    Number of Shares transferred: 14,295